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                                 Exhibit 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


     We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Dean Foods Company of our report dated June 29, 1998, except as to Note 3, which is as of July 27, 1998, which appears on page 37 of the Dean Foods Company Annual Report to Shareholders for Fiscal Year Ended May 31, 1998, which is incorporated by reference in its Annual Report on Form 10-K for the year ended May 31, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 18 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

                                   /s/ Price WaterhouseCoopers LLP

PricewaterhouseCoopers LLP
September 30, 1998